UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2020

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2020, Ring Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional investors, pursuant to which the Company agreed, among other things, to offer, issue and sell an aggregate of (i) 12,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) pre-funded warrants to purchase up to 9,052,630 shares of Common Stock, and (iii) common warrants to purchase up to 21,052,630 shares of Common Stock to the investors in a registered direct offering, for an aggregate purchase price of $18 million.

Effective October 26, 2020, the Company and the investors cancelled the Securities Purchase Agreement and the registered direct offering contemplated thereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2020, the Company appointed Mr. Thomas L. Mitchell to the Company’s board of directors (the “Board”). The Board has determined that Mr. Mitchell is an “independent director” as such term is defined under the NYSE American Company Guide. Mr. Mitchell has not been appointed to serve on any Board committee.

Mr. Mitchell is a strategic finance leader with a record of driving growth in energy business models as the Chief Financial Officer of both large and small companies in the oil and gas industry. He has had a career of strong Fortune 500 experience with exploration and production companies and broad energy exposure with offshore drilling and midstream gathering and marketing companies. In his last position as Executive Vice President and Chief Financial Officer of Devon Energy Corporation (“Devon”), Mr. Mitchell led the finance and business development organizations, and also helped Devon successfully strengthen its asset quality through strategic acquisitions. Following his formal education, Mr. Mitchell began his career in public accounting with Arthur Andersen & Co., where he practiced as a certified public accountant. He entered the oil and gas industry in 1989 at Apache Corporation where he spent eighteen years in various finance and commercial roles, the last being Vice President and Controller.

Mr. Mitchell was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Mitchell or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On October 22, 2020, the Company issued a press release titled “Ring Energy, Inc. Announces $18 Million Registered Direct Offering Priced At-the-Market.” A copy of the press release is attached hereto as Exhibit 99.1.

On October 23, 2020, the Company issued a press release titled “Ring Energy, Inc. Announces Appointment of Mr. Thomas Mitchell to the Board of Directors.” A copy of the press release is attached hereto as Exhibit 99.2.

On October 26, 2020, the Company issued a press release titled “Ring Energy, Inc. Announces Cancellation of Registered Direct Offering.” A copy of the press release is attached hereto as Exhibit 99.3.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1, 99.2, and 99.3, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Title of Document

99.1	Press Release, dated October 22, 2020.
99.2	Press Release, dated October 23, 2020.
99.3	Press Release, dated October 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: October 28, 2020	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer